Exhibit 23.3

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Infinera Corporation of our report dated September 4, 2018, relating to the consolidated financial statements of Telecom Holding Parent LLC appearing in Infinera Corporation’s Form 8-K/A filed on September 5, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, IL

September 5, 2018